Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” and “Other Information” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated November 30, 2024, and each included in this Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A, File No. 333-191019) of ARK ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated September 27, 2024, with respect to the financial statements and financial highlights of ARK ETF Trust (comprising ARK Innovation ETF, ARK Next Generation Internet ETF, ARK Fintech Innovation ETF, ARK Genomic Revolution ETF, ARK Autonomous Technology & Robotics ETF, ARK Space Exploration & Innovation ETF, The 3D Printing ETF and ARK Israel Innovative Technology ETF) included in the Annual Report to Shareholders (Form N-CSR) for the year ended July 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

November 20, 2024